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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 3, 2003

EARTHLINK, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State of Incorporation)	001-15605 (Commission File Number)	58-2511877 (IRS Employer Identification Number)
1375 Peachtree Street, NW Atlanta, Georgia 30309 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: 404-815-0770

Item 5.    Other Events and Regulation FD Disclosure

        On April 2, 2003, EarthLink, Inc. ("EarthLink") issued a press release announcing it agreed to purchase nine million shares of EarthLink common stock from Sprint Corporation for $53.1 million. Attached hereto as Exhibit 99.1 is a copy of the April 2, 2003 press release.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c)
Exhibits

Exhibit No.	Description
99.1	Press release dated April 2, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC. (Registrant)
By:	/s/ LEE ADREAN Name: Lee Adrean Title: Chief Financial Officer

Date: April 3, 2003

Exhibits

Exhibit No.	Description
99.1	Press release dated April 2, 2003

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  Item 5. Other Events and Regulation FD Disclosure
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
Exhibits